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                                                          EXHIBIT 10.15

                            AMENDMENT NO. 2 TO UNOVA, INC.

                        SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


     WHEREAS, UNOVA, Inc. (the "Company") has previously adopted the UNOVA, Inc. Supplemental Executive Retirement Plan as amended by Amendment No. 1 thereto dated September 23, 1998 (the "Plan"); and

     WHEREAS, the Board of Directors of the Company deems it desirable that the Plan be further amended in the manner set forth hereinafter;

     NOW THEREFORE, this Amendment No. 2 to the Plan is hereby adopted by the Company with the following effect:

1. Section 2.7 of the Plan is hereby amended so that such Section 2.7 shall read in its entirety as follows:

     SECTION 2.7 "Bonus" or "Bonuses" shall mean the full amount of the bonus or similar cash incentive determined and awarded by the Committee (or any other body or individual having authority to award such Bonus) to a Participant with respect to any given fiscal year or portion thereof and shall be deemed, for purposes of the calculation of Average Earnings, to have been paid by the Company to the Participant in equal monthly installments during the fiscal year or portion thereof with respect to which the Bonus was awarded (except, for a Retired Participant receiving a Retirement Benefit as of the Distribution Date, Bonus or Bonuses shall mean gross cash payments of Bonuses), under Company-sponsored, formal or informal, incentive compensation or bonus plans, excluding, however, any payments under stock-based option or award plans; provided, however, that, for purposes of calculating Average Earnings any portion of a Bonus, the payment of which is deferred at the election of the Participant, shall be treated as paid in equal monthly installments during the fiscal year or portion thereof with respect to which the Bonus was awarded, notwithstanding such elected deferral, and payment of the deferred portion shall be disregarded for purposes of calculating Average Earnings. "Bonus or Bonuses" shall not include any bonus, commission or fee paid to a Participant for the accomplishment of a particular non-ordinary achievement, transaction, or circumstance as determined by the Committee prior to or at the time of the award thereof.

          Notwithstanding the foregoing, the following additional provisions shall be applicable to the definition of "Bonus" or "Bonuses" in the case of an award or awards made under the UNOVA, Inc. Management Incentive Compensation Plan or any other annual incentive plan which provides that a portion of an annual award shall be deposited in a so-called "Bonus Bank" and shall remain "at risk." The Bonus, in such case, shall comprise ONLY the portion of the annual award which is paid to the Participant on a current basis and shall NOT include any amount of the award required to be deposited to a Bonus Bank; however, the Bonus shall also include any amount paid to the Participant as a periodic payment from the Bonus Bank during the year with respect to which the amount was made (but shall not include any payment from the Bonus Bank made solely as a result of termination of employment).

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2.   Except as specifically provided in this Amendment No. 2, each and every provision of the Plan is hereby ratified, approved, and confirmed.

3. This Amendment No. 2 shall be deemed effective for all purposes on and as of the date hereof, except that this Amendment No. 2 shall not be effective with respect to any Participant who retired from the Company subsequent to the Distribution Date and commenced receiving a Retirement Benefit under the Plan prior to the date hereof.

4. This Amendment No. 2 shall be governed by the laws of Delaware except to the extent preempted by ERISA.

5. Capitalized terms used in this Amendment No. 2 and not defined herein shall have the meaning assigned to such terms in the Plan.

     IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to be executed by its duly authorized officers this 11th day of March, 1999.

                                         UNOVA, INC.



 WITNESS:  ______________________        By:  _____________________________
                                              Michael E. Keane



 WITNESS:  ______________________        By:  _____________________________
                                              Charles A. Cusumano